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                                             Exhibit 99.1
                          2006 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)
                         (P-7 and P-8 Values Revised by letter dated Feb. 23, 2007)

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                                                                                 CASH DISTRIBUTIONS PER UNIT
                                                                                 ----------------------------

                                                               2005 YEAR-END                    CUMULATIVE
           FORMATION        UNIT    2006 YEAR END PER UNIT       ESTIMATED           2006      DISTRIBUTIONS
P/SHIP        DATE          SIZE    ESTIMATED VALUATION(2)      VALUATION(2)         TOTAL     THRU 12/31/2006   P/SHIP
--------  -------------  ----------------------------------    ---------------   ------------- ---------------   ------

  P-7       02/28/92        $100            $92.77                $169.87            $21.33       $135.76         P-7
  P-8       02/28/92        $100             94.25                $172.40            $21.39       $145.67         P-8


(1)  This chart must be read in connection with the letter dated January 31, 2007, providing important assumptions and other information on the methodology used to calculate these estimates.
(2)  2006 Year-End estimates use $60.85 per barrel of oil and $5.64 per thousand cubic feet ("MCF") of gas compared to
     $61.06 per barrel and $10.08 per MCF of gas for the 2005 Year-End estimates.

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